Exhibit 3.2

                      Amendment of Articles: Name Change to
                       Telco Communication April 11, 1989









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  Change of Name
     RECEIVED                                                      FILED
APR 11 AM 11:21 '87                                             APR 11 1989
DEPARTMENT OF STATE                                          STATE OF COLORADO
 STATE OF COLORADO                                          DEPARTMENT OF STATE


                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                            Cody Capital Corporation
                             A Colorado Corporation


     Pursuant  to  the  provisions  of  the  Colorado   Corporations   Act,  the
Corporation adopted an amendment to the Articles of Incorporation filed with the Secretary of State of Colorado.

     1) The name of the Corporation is Cody Capital Corporation.

     2) The following amendments were adopted by the shareholders of the Corporation on March 15, 1989, in the manner prescribed by the Colorado Corporations Act:

     The shareholders authorized to change the name of the Company from "Cody Capital Corporation" to "TELCO COMMUNICATIONS, INC."

     3) The number of voting shares outstanding was 2,061,000 and 1,457,000 outstanding shares were represented at the meeting.

     4) All 1,457,000 outstanding shares of the Corporation represented at the meeting voted for the amendment, none voted against.


                                   CODY CAPITAL CORPORATION



                                   By: [ILLEGIBLE}
                                       ----------------------------------------
                                       President


                                   By: [ILLEGIBLE}
                                       ----------------------------------------
                                       Secretary